CANISCO RESOURCES, INC.

March 31, 1996, September 30, 1995 and 1994

SCHEDULE II Valuation and Qualifying Accounts
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                         					      Additions

	                     Balance at  	 Charged to	           Deductions   Balance
                     	beginning of	  operating		                       at end of
                         period	      expense    Other		               period
Decription
Allowance for
doubtful
accounts
deducted from
accounts
receivable in
the consolidated
balance sheets:

September 30, 1996	    585,941      	233,121              	58,097     760,965
September 30, 1995	    784,330	      572,096	             770,485(1)  585,941
September 30, 1994	    107,606    	1,359,415    276,434	  959,125(1)  784,330
					                                             (2)
Inventory reserves
deducted from
inventories in the
consolidated balance
sheets:

September 30, 1996	    800,000			                                     800,000
September 30, 1995	    300,000      	500,000		                        800,000
September 30, 1994	    150,000       100,000       50,000    -        300,000

(1)	Write-off of uncollectible accounts.

(2)	Increase from acquisition of subsidiary.

Exhibit 99.3


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